UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2015, Power Solutions International, Inc. (“PSI”) (Nasdaq:PSIX) notified The Nasdaq Stock Market (Nasdaq) that H. Samuel Greenwalt, an independent director of the Company and member of the Audit Committee, passed away on March 25, 2015. As a result of Mr. Greenawalt’s death, the Company’s board of directors (the “Board”) is no longer comprised of a majority of independent directors and the Company’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively.

On April 14, 2015, the Company received a deficiency letter from Nasdaq (the “Nasdaq Notice”) acknowledging the failure of the Company to continue to satisfy the aforementioned Nasdaq Listing Rules. In accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4)(A) and the Nasdaq Notice, the Company must evidence compliance no later than September 21, 2015.

The Board intends to identify candidates to replace Mr. Greenawalt and appoint a new director who satisfies the independence requirements of the Nasdaq Listing Rules prior to the expiration of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: April 15, 2015

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